UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2025

Golub Capital Direct Lending Unlevered Corporation

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01505	88-1632039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10166

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2025, Golub Capital Direct Lending Unlevered Corporation (the “Company”) entered into an amendment (the “Amendment”) to the unsecured revolving credit agreement, dated as of April 1, 2022 (the “Adviser Revolver”), by and between the Company, as the borrower, and GC Advisors LLC, as the lender.

The Amendment (i) increases the borrowing capacity under the Adviser Revolver from $40.0 million to $75.0 million and (ii) extends the maturity date of the Adviser Revolver to March 26, 2028. The other material terms of the Adviser Revolver were unchanged.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment to Revolving Loan Agreement, dated as of March 26, 2025, by and between Golub Capital Direct Lending Unlevered Corporation, as the borrower, and GC Advisors LLC, as the lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Direct Lending Unlevered Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL DIRECT LENDING UNLEVERED CORPORATION

Date: March 28, 2025	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer and Treasurer